QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-66843, No. 333-53486, No. 333-66688 and No. 333-86542) and the related Prospectus and in the Registration Statements on Form S-8 (No. 333-66923, No. 333-85419, No. 333-54982 and No. 333-101796) pertaining to the 1995 Stock Option Plan, as amended, of DepoMed, Inc. of our report dated February 21, 2003, with respect to the financial statements of DepoMed, Inc., and our report dated February 23, 2001, with respect to the financial statements of DepoMed Development, Ltd., all such reports included in this Form 10-K for the year ended December 31, 2002.

/s/  ERNST & YOUNG LLP

Palo Alto, California
March 28, 2003

QuickLinks

  Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS